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Chris Simpson

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MacKenzie Realty Capital, Inc. Announces the Commencement of OTCQX Trading, Retains Investor Relations Consultant and Market-Maker

Orinda, Calif., (April 29, 2024) – MacKenzie Realty Capital, Inc. (“MacKenzie” or the “Company”) is pleased to announce that its common shares are now trading on the OTCQX Best Market under the ticker symbol of MKZR. The OTCQX Best Market is the highest market tier of OTC Markets on which 10,000 U.S. and global securities trade. Trading on OTCQX will enhance the visibility and accessibility of the MacKenzie to U.S. investors.

The OTCQX Best Market provides value and convenience to U.S. investors, brokers and institutions seeking to trade MKZR. The OTCQX Best Market is OTC Markets Group's premier market for established, investor-focused U.S. and international companies.  To be eligible, companies must meet high financial standards, follow best practice corporate governance, demonstrate compliance with U.S. securities laws, be current in their disclosure, and have a professional third-party sponsor introduction.

MacKenzie has also secured Depository Trust Company ("DTC") eligibility for its common shares.  DTC manages electronic clearing and settlement of publicly traded companies across the United States and in 131 other countries.  Trading through DTC allows for cost-effective clearing and guaranteed settlement, simplifying and accelerating the settlement process of daily trades.  U.S. investors can find current financial disclosure and Real-Time Level 2 quotes for the company on www.otcmarkets.com/stock/MKZR/quote.

“Since 2012, MacKenzie has been investing in real estate securities and properties by seeking value others often overlook,” said Chip Patterson, MacKenzie Board Chair.  “Our size and experience enable us to be nimble and creative, and we are proud of our investment performance.  It is our hope that OTCQX will provide our shareholders who need it with liquidity opportunities and enable others, for whom the opportunity was not previously available, to invest in our company.”

“We think ours is a story worth telling on a national stage. By joining the OTCQX Best Market on April 29, 2024, it is our intent to generate broader recognition by investors and highlight MacKenzie’s long-term commitment to real estate investment and its shareholders. By doing so, we expect to enhance share value to all shareholders, current and future,” said Robert Dixon, President of MacKenzie.

JWTT Inc. acted as the company’s OTCQX sponsor and will provide market making services to MacKenzie.  There are no performance factors contained in the agreement and JWTT will not receive shares or options as compensation.

Additionally, MacKenzie has retained Andrew Barwicki Incorporated (“ABI”) to provide consulting services consisting of investor relations and corporate communications.  Under the terms of the agreement, the Company will pay ABI a monthly retainer fee of $5,500 for professional services.

About MacKenzie Realty Capital, Inc.
MacKenzie is a publicly registered non-traded REIT that is currently focused on investing in multifamily housing and office real estate properties located throughout the United States. The current portfolio includes interests in 6 multifamily properties and 11 office properties in 5 states. Please visit our website at: http://www.mackenzierealty.com

For more information, please contact MacKenzie at (800) 854-8357.

This material does not constitute an offer to sell or a solicitation of an offer to buy MacKenzie Realty Capital, Inc.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations, or projections relating to items such as the timing of payment of dividends are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2021, as amended, and its other filings with the Securities and Exchange Commission. This release does not constitute an offer to purchase or sell Mackenzie securities; only the Offering Circular should be relied upon for any investment decision. No money or consideration is being solicited by the information in this letter or any other communication and, if sent, money will not be accepted and will be promptly returned. A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met.  A copy of the Offering Circular may be obtained on the SEC’s website:

https://www.sec.gov/Archives/edgar/data/1550913/000155091323000037/offeringcircular111423.htm.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 •
www.mackenzierealty.com